FS Investment Corporation 8-K

Exhibit 99.1

AMENDED AND RESTATED EXPENSE SUPPORT AND CONDITIONAL REIMBURSEMENT AGREEMENT

This Amended and Restated Expense Support and Conditional Reimbursement Agreement (the “Agreement”) is made this 16th day of May 2013, by and between FS INVESTMENT CORPORATION, a Maryland corporation (the “Company”), and FRANKLIN SQUARE HOLDINGS, L.P., a Pennsylvania limited partnership (“FSH”).

WHEREAS, the Company is a non-diversified, closed-end management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, FB Income Advisor, LLC (“FB Advisor”) is the Company’s investment adviser and is an affiliate of FSH;

WHEREAS, the Company and FSH have determined that it is appropriate and in the best interests of the Company to ensure that no portion of distributions made to the Company’s stockholders will be paid from the Company’s offering proceeds or borrowings; and

WHEREAS, the Company and FSH are parties to that certain Expense Support and Conditional Reimbursement Agreement, dated as of March 13, 2012 (the “Original Agreement”), and wish to amend and restate the Original Agreement in its entirety, as set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1.	FSH Expense Payments to the Company.

(a)
Commencing with the quarter ending June 30, 2013 and on a quarterly basis thereafter, FSH shall reimburse the Company for operating expenses in an amount equal to the difference between the Company’s cumulative distributions paid to the Company’s stockholders in each calendar quarter less Available Operating Funds (defined below) received by the Company on account of its investment portfolio during such calendar quarter.  Any payments required to be made by FSH pursuant to the preceding sentence shall be referred to herein as an “Expense Payment.”

(b)
FSH’s obligation to make an Expense Payment shall automatically become a liability of FSH and the right to such Expense Payment shall be an asset of the Company on the last business day of the applicable calendar quarter. The Expense Payment for any calendar quarter shall be paid by FSH to the Company in any combination of cash or other immediately available funds, and/or offset against amounts due from the Company to FSH or FB Advisor, no later than the earlier of (i) the date on which the Company closes its books for such calendar quarter and (ii) forty-five days after the end of such calendar quarter.

(c)	For purposes of this Agreement, “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).

2.	Reimbursement of Expense Payments by the Company.

(a)
Following any calendar quarter in which Available Operating Funds exceed the cumulative distributions paid to the Company’s stockholders in such calendar quarter (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof in accordance with Sections 2(b), 2(c) and 2(d), as applicable, to FSH until such time as all Expense Payments made by FSH to the Company within three years prior to the last business day of such calendar quarter have been reimbursed.  Any payments required to be made by the Company pursuant to this Section 2(a) shall be referred to herein as a “Reimbursement Payment.”

(b)
Subject to Sections 2(c) and 2(d), as applicable, the amount of the Reimbursement Payment for any calendar quarter shall equal the lesser of (i) the Excess Operating Funds in such calendar quarter and (ii) the aggregate amount of all Expense Payments made by FSH to the Company within three years prior to the last business day of such calendar quarter that have not been previously reimbursed by the Company to FSH.

(c)
Notwithstanding anything to the contrary in this Agreement, to the extent that any Reimbursement Payment relates to Expense Payments made by FSH with respect to any calendar quarter beginning on or after July 1, 2013,  the amount of the Reimbursement Payment for any calendar quarter shall be reduced to the extent that such Reimbursement Payment, together with all other Reimbursement Payments paid during that fiscal year, would cause Other Operating Expenses (as defined below) (on an annualized basis and net of any Expense Payments received by the Company during such fiscal year) to exceed the lesser of (i) 1.75% of the Company’s average net assets attributable to shares of the Company’s common stock for the fiscal year-to-date period after taking such Expense Payments into account and (ii) the percentage of the Company’s average net assets attributable to shares of the Company’s common stock represented by Other Operating Expenses during the fiscal year in which such Expense Payment was made (provided, however, that this clause (ii) shall not apply to any Reimbursement Payment which relates to an Expense Payment made during the same fiscal year).  For purposes of this Agreement, “Other Operating Expenses” means the Company’s total Operating Expenses (as defined below), excluding base management fees, incentive fees, organization and offering expenses, financing fees and costs, interest expense, brokerage commissions and extraordinary expenses.  “Operating Expenses” means all operating costs and expenses incurred, as determined in accordance with generally accepted accounting principles, for investment companies. The calculation of average net assets shall be consistent with such periodic calculations of average net assets in the Company’s financial statements.

(d)
Notwithstanding anything to the contrary in this Agreement, no Reimbursement Payment for any calendar quarter shall be made if the aggregate amount of distributions per share declared by the Company in such calendar quarter is less than the aggregate amount of distributions per share declared by the Company in the calendar quarter in which the Expense Payment was made to which such Reimbursement Payment relates.

(e)
The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company and the right to such Reimbursement Payment shall be an asset of FSH on the last business day of the applicable calendar quarter. The Reimbursement Payment for any calendar quarter shall be paid by the Company to FSH in any combination of cash or other immediately available funds as promptly as possible following such calendar quarter and in no event later than forty-five days after the end of such calendar quarter. Any Reimbursement Payments shall be deemed to have reimbursed FSH for Expense Payments in chronological order beginning with the oldest Expense Payment eligible for reimbursement under this Section 2.

(f)
All Reimbursement Payments hereunder shall be deemed to relate to the earliest unreimbursed Expense Payments made by FSH to the Company within three years prior to the last business day of the calendar quarter in which such Reimbursement Payment obligation is accrued.

3. Termination and Survival.

(a)	This Agreement shall become effective as of the date of this Agreement.

(b)	This Agreement may be terminated at any time, without the payment of any penalty, by the Company or FSH at any time, with or without notice.

(c)
This Agreement shall automatically terminate in the event of (i) the termination by the Company of the Investment Advisory and Administrative Services Agreement, dated February 12, 2008, as amended August 5, 2008, between the Company and FB Advisor or (ii) the board of directors of the Company makes a determination to dissolve or liquidate the Company.

(d)
Sections 3 and 4 of this Agreement shall survive any termination of this Agreement.  Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Company to FSH.

4. Miscellaneous

(a)	The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b)
This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the State of Delaware. For so long as the Company is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the State of Delaware or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Company to take any action contrary to the Company’s Articles of Amendment and Restatement or Amended and Restated Bylaws, as each may be amended or restated, or to relieve or deprive the board of directors of the Company of its responsibility for and control of the conduct of the affairs of the Company.

(c)
If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(d)	The Company shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of FSH.

(e)
This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FS INVESTMENT CORPORATION

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Executive Vice President

FRANKLIN SQUARE HOLDINGS, L.P.

By:	Franklin Square Holdings, G.P., LLC, its general partner

By:	/s/ Gerald F. Stahlecker
Name:	Gerald F. Stahlecker
Title:	Executive Vice President